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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002, relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Cash America International, Inc., which is incorporated by reference in Cash America International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 25, 2002, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
July 24, 2002